Exhibit 8.1

Euronav NV
De Gerlachekaai 20
2000 Antwerpen
Belgium

May 18, 2020

RE: EURONAV NV

Ladies and Gentlemen,
We have acted as counsel to Euronav NV (the "Company"), a company incorporated under the laws of the Kingdom of Belgium, in connection with the Company's registration statement on Form F-3, as filed with the U.S. Securities and Exchange Commission (the "Commission"), as thereafter amended or supplemented (the "Registration Statement"), relating to the registration under the U.S. Securities Act of 1933, as amended (the "Securities Act") of an indeterminate amount of the Company's securities.
In formulating our opinion, we have examined such documents as we have deemed appropriate, including the Registration Statement and the prospectus contained therein. We have also obtained such additional information as we have deemed relevant and necessary from representatives of the Company.
Based on the facts as set forth in the Registration Statement and the Company's annual report on Form 20-F for the fiscal year ended December 31, 2019 (the "Annual Report"), which is incorporated by reference into the Registration Statement, and in particular, on the representations, covenants, assumptions, conditions and qualifications described in the Annual Report in the section entitled "Item 10. Additional Information—E. Taxation—Belgian Tax Considerations", we hereby confirm that the opinions of Argo Law and discussions of Belgian tax matters expressed in the Annual Report in the section entitled "Item 10. Additional Information—E. Taxation—Belgian Tax Considerations" accurately state our views as to the tax matters discussed therein.
Our opinions are based on the current provisions of the Belgian Income Tax Code 1992 and the Belgian Various Duties and Taxes Code as presently in force, and as generally interpreted and applied by the Belgian courts and authorities on the same date. Our opinion may be affected by amendments to the tax law or to the regulations thereunder or by subsequent judicial or administrative interpretations thereof, which might be enacted or applied with retroactive effect. No opinion is expressed on any matters other than those specifically referred to above by reference to the Annual Report.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us in the Registration Statement, including by reference to the Annual Report, without admitting we are "experts" within the meaning of the Securities Act or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.
Very truly yours,
/s/ Nico Goossens
Nico Goossens
For and on behalf of Argo Law BV